                                                                  Exhibit (b)(5)



                                 CGI GROUP INC.
                                     - AND -
                          NATIONAL BANK FINANCIAL INC.
                                     - AND -
                     CREDIT SUISSE FIRST BOSTON CANADA INC.
                                     - AND -
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                         SUBSCRIPTION RECEIPT AGREEMENT

                           PROVIDING FOR THE ISSUE OF
                              SUBSCRIPTION RECEIPTS

                              DATED MARCH 19, 2004

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION..........................................................................................2

   1.1      Definitions...........................................................................................2
   1.2      Headings..............................................................................................5
   1.3      References............................................................................................5
   1.4      Certain Rules of Interpretation.......................................................................5
   1.5      Day Not a Business Day................................................................................6
   1.6      Conflict..............................................................................................6
   1.7      Currency..............................................................................................6
   1.8      Severability..........................................................................................6

Article 2 THE SUBSCRIPTION RECEIPTS...............................................................................6

   2.1      Creation and Issue of Subscription Receipts...........................................................6
   2.2      Payment Acknowledgement...............................................................................6
   2.3      Register for Subscription Receipts....................................................................7
   2.4      Form and Terms of Subscription Receipts...............................................................7
   2.5      Subscription Receipt holder not a Shareholder.........................................................8
   2.6      Subscription Receipts to Rank Pari Passu..............................................................8
   2.7      Signing of Subscription Receipt Certificates..........................................................8
   2.8      Certification by the Escrow Agent.....................................................................9
   2.9      Issue in Substitution for Subscription Receipt Certificates Lost, etc.................................9
   2.10     Exchange of Subscription Receipt Certificates........................................................10
   2.11     Charges for Exchange.................................................................................10
   2.12     Transfer and Ownership of Subscription Receipts......................................................10
   2.13     Legends..............................................................................................11
   2.14     Transfers............................................................................................13
   2.15     Reliance by the Escrow Agent.........................................................................13
   2.16     Application For Additional Listing of Class A Shares.................................................13

Article 3 THE ESCROW AGENT.......................................................................................14

   3.1      Appointment of Escrow Agent..........................................................................14
   3.2      Termination of Appointment or Resignation............................................................14
   3.3      Notice of Change of Escrow Agent.....................................................................15
   3.4      Consequences of Change of Escrow Agent...............................................................15
   3.5      Remuneration of Escrow Agent.........................................................................15
   3.6      Duties of the Escrow Agent...........................................................................16
   3.7      Indemnification of and Other Provisions Relating to the Escrow Agent.................................16
   3.8      Evidence, Experts and Advisers.......................................................................19
   3.9      Actions by Escrow Agent to Protect Interest..........................................................20
   3.10     Escrow Agent Not Required to Give Security...........................................................20

   3.11     Administration of Property of Others.................................................................21

Article 4 INVESTMENT OF PROCEEDS AND PAYMENT OF INTEREST.........................................................21

   4.1      Escrowed Subscription Funds to be Placed in Escrow...................................................21
   4.2      Investment of Escrowed Subscription Funds............................................................21
   4.3      Segregation of Escrowed Subscription Funds and Earned Interest.......................................22
   4.4      No Liability.........................................................................................22

Article 5 RELEASE OF PROPERTY AND PURCHASE OF SHARES.............................................................22

   5.1      Delivery of Escrow Release Notice....................................................................22
   5.2      Automatic Exchange Release of Funds..................................................................23

Article 6 TERMINATION............................................................................................24

   6.1      Termination if the Escrow Release Condition is Not Satisfied.........................................24
   6.2      Termination of this Agreement........................................................................25

Article 7 COVENANTS OF CGI.......................................................................................25

   7.1      No Reorganization/Distributions......................................................................25
   7.2      General Covenants....................................................................................25
   7.3      Securities Law Matters...............................................................................26

Article 8 MEETINGS OF RECEIPTHOLDERS.............................................................................26

   8.1      Right to Convene Meeting.............................................................................26
   8.2      Notice of Meetings...................................................................................27
   8.3      Chair................................................................................................27
   8.4      Quorum...............................................................................................27
   8.5      Power to Adjourn.....................................................................................27
   8.6      Show of Hands........................................................................................28
   8.7      Poll.................................................................................................28
   8.8      Voting...............................................................................................28
   8.9      Regulations..........................................................................................28
   8.10     Persons Entitled to Attend Meetings..................................................................29
   8.11     Powers Exercisable by Extraordinary Resolution.......................................................29
   8.12     Meaning of "Extraordinary Resolution.................................................................30
   8.13     Powers Cumulative....................................................................................31
   8.14     Minutes..............................................................................................31
   8.15     Instruments in Writing...............................................................................31
   8.16     Binding Effect of Resolutions........................................................................31
   8.17     Evidence of Rights of Receiptholders.................................................................32
   8.18     Holdings by CGI Disregarded..........................................................................32
   8.19     Suits by Receiptholders..............................................................................32

Article 9 MISCELLANEOUS..........................................................................................33


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                                     -iii-


   9.1      Notices..............................................................................................33
   9.2      Notice to Receiptholders.............................................................................35
   9.3      Power to Amend.......................................................................................35
   9.4      Compliance with Laws and Regulations.................................................................36
   9.5      Waiver...............................................................................................36
   9.6      Further Assurances...................................................................................36
   9.7      Assignment, Successors and Assigns...................................................................36
   9.8      Governing Law........................................................................................36
   9.9      Counterparts.........................................................................................37

                         SUBSCRIPTION RECEIPT AGREEMENT

      THIS SUBSCRIPTION RECEIPT AGREEMENT made as of the 19th day of March, 2004.

B E T W E E N:

      CGI GROUP INC.,
      a company incorporated under to the laws of Quebec

      (hereinafter referred to as "CGI" or the "COMPANY")

                                  - and -

      NATIONAL BANK FINANCIAL INC. AND CREDIT SUISSE FIRST BOSTON CANADA INC., the underwriters who are party to the Underwriting Agreement providing for the issue and sale to investors of the Subscription Receipts

      (hereinafter referred to as the "UNDERWRITERS")

                                  - and -

      COMPUTERSHARE TRUST COMPANY OF CANADA,
      a trust corporation existing under the laws of Canada

      (hereinafter referred to as the "ESCROW AGENT")

      WHEREAS Subscription Receipts, each representing an agreement to acquire one Class A Share (as hereinafter defined) per Subscription Receipt for no additional consideration upon satisfaction of the Escrow Release Condition (as hereinafter defined) prior to the Termination Time (as hereinafter defined) will be created and issued pursuant to this Agreement;

      AND WHEREAS under an underwriting agreement (the "UNDERWRITING AGREEMENT") dated March 10, 2004 among CGI and the Underwriters (as hereinafter defined), the Underwriters have severally (conjointement), and not jointly and severally (solidairement), agreed to purchase 33,072,500 of the total number of Subscription Receipts (as hereinafter defined) issuable hereunder;

      AND WHEREAS pursuant to a subscription agreement (the "BCE SUBSCRIPTION AGREEMENT") dated March 15, 2004 between CGI and BCE Inc., or a subsidiary thereof ("BCE"), BCE has agreed to purchase 8,268,125 of the total number of Subscription Receipts issuable hereunder;

      AND WHEREAS the Escrow Agent has agreed to act as registrar and transfer agent of the Subscription Receipts, escrow agent, custodian and nominee in respect of all monies to be held in escrow pursuant hereto and as agent on behalf of the holders of the Subscription Receipts and CGI, all on the terms and conditions set forth herein;

      AND WHEREAS the foregoing recitals are by CGI and the Underwriters, as the context provides, and not by the Escrow Agent, as the context provides;

      NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      In this Agreement, including in the recitals, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "1933 ACT" means the United States Securities Act of 1933, as amended;

      "ACQUISITION" means the acquisition, on the terms and conditions set forth in the Merger Agreement, by a subsidiary of the Company of at least the Minimum Number of AMS Shares;

      "AGREEMENT" means this agreement and the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof;

      "ACQUISITION AGREEMENTS" means, collectively, the Merger Agreement and the DIG Sale Agreement;

      "AMS" means American Management Systems, Incorporated;

      "AMS SHARES" means shares of common stock of AMS;

      "BCE" has the meaning given to that term in the Recitals to this Agreement;

      "BCE SUBSCRIPTION AGREEMENT" has the meaning given to that term in the Recitals to this Agreement;

      "BUSINESS DAY" means a day which is not a Saturday or Sunday or statutory or civic holiday in the Cities of Montreal, Quebec, Toronto, Ontario, or New York, New York, or a day when the principal offices of the Escrow Agent in such cities are not generally open to the public for the transaction of business;

      "CANADIAN SECURITIES LAWS" means all applicable securities laws in each Province of Canada in which the Subscription Receipts are being offered for sale and the respective regulations and rules under such laws together with applicable published instruments, policy statements of the Canadian Securities Regulators and the securities regulatory authorities in such Provinces and includes the rules, by-laws and requirements of the Toronto Stock Exchange;

      "CLASS A SHARES" means the Class A subordinate shares of CGI;

      "CLOSING" means the closing of the purchase of Subscription Receipts by the Underwriters (or by the Purchasers, as such term is defined in the Underwriting Agreement) and by BCE from CGI;

      "CLOSING DATE" means the date hereof;

      "DELIVERY DATE" has the meaning given to that term in Subsection 5.2(d) hereof;

      "DEPOSIT ACCOUNT" means an account maintained by the Escrow Agent for the purpose of depositing the Escrowed Subscription Funds pursuant to this Agreement;

      "DEPOSITORY" means Computershare Trust Company of New York in its capacity as the depository under the Tender Offer;

      "DESIGNATED OFFICE" means the principal office of the Escrow Agent from time to time in the City of Toronto, Ontario;

      "DIG BUSINESS" means AMS's Defence and Intelligence Group business that is to be sold pursuant to the DIG Sale Agreement;

      "DIG SALE AGREEMENT" means the asset purchase agreement by and among CACI International, Inc., CACI, Inc. - FEDERAL, Dagger Acquisition Corporation, AMS, the Company and CGI Virginia Corporation dated as of March 10, 2004;

      "EARNED INTEREST" means the interest or other income actually earned on the investment of the Escrowed Subscription Funds from the Closing Date to the date specified in Section 5.2 or Section 6.1, as applicable;

      "EFFECTIVE DATE" means the date on which the Escrow Release Condition is satisfied;

      "EFFECTIVE TIME" means 5:00 p.m. (Montreal Time) on the Effective Date;

      "ESCROW AGENT" means Computershare Trust Company of Canada, in its capacity as the escrow agent, registrar and transfer agent, custodian and nominee hereunder;

      "ESCROW RELEASE CONDITION" means receipt by the Escrow Agent of a completed Escrow Release Notice executed by the Chief Executive Officer and Chief Financial Officer of the Company and countersigned on behalf of the Underwriters;

      "ESCROW RELEASE NOTICE" means the notice in the form attached as SCHEDULE "A" hereto;

      "ESCROWED SUBSCRIPTION FUNDS" means the aggregate gross proceeds from the sale of Subscription Receipts pursuant to the Underwriting Agreement and the BCE Subscription Agreement;

      "ESCROWED UNDERWRITERS' FEE" means an amount equal to 3.31% of 50% of the aggregate gross proceeds to the Company of the Subscription Receipts sold pursuant to the Underwriting Agreement, to be allocated from the Escrowed Subscription Funds and dealt with in accordance with Section 5.2 or
      Section 6.1, as applicable;

      "EXCHANGE RIGHT" has the meaning given to that term in Subsection 2.4(a)(i) hereof;

      "EXTRAORDINARY RESOLUTION" has the meaning given to that term in Section
      8.12 hereof;

      "ISSUE PRICE" has the meaning given to that term in Section 2.1 hereof;

      "MERGER AGREEMENT" means the Agreement and Plan of Merger between CGI, CGI Virginia Corporation and AMS dated as of March 10, 2004;

      "MINIMUM NUMBER OF AMS SHARES" means that number of AMS Shares required to be tendered to the Tender Offer to meet the "Minimum Condition" (as defined in the Merger Agreement as at the date of execution thereof);

      "MINIMUM TAKE-UP NOTICE" has the meaning attributed thereto in Section 5.1(a) hereof;

      "OFFERING JURISDICTIONS" means the United States and all the Provinces of Canada;

      "RECEIPTHOLDERS" or "HOLDERS OF SUBSCRIPTION RECEIPTS" means the registered holders of Subscription Receipts;

      "REFUND DATE" has the meaning given to that term in Subsection 6.1(a)(ii) hereof;

      "REFUND RIGHT" has the meaning given to that term in Subsection 2.4(a)(ii) hereof;

      "SENIOR OFFICER" means any one of the President and Chief Executive Officer or an Executive Vice-President of CGI;

      "SHARE CERTIFICATE" means a certificate evidencing one or more Class A Shares, duly signed by CGI and countersigned by CGI's registrar and transfer agent;

      "SUBSCRIPTION RECEIPT CERTIFICATE" means a certificate evidencing Subscription Receipts substantially in the form attached hereto as SCHEDULE "B";

      "SUBSCRIPTION RECEIPTS" means the Subscription Receipts created and issued by CGI hereunder, each constituting an agreement whereby the holder thereof is obligated to acquire and CGI is, among other things, obligated to issue one Class A Share for no additional consideration at the Effective Time on the basis provided herein;

      "TENDER OFFER" means CGI's offer made pursuant to and in accordance with the requirements of the Merger Agreement to acquire all of the issued and outstanding AMS Shares;

      "TERMINATION TIME" means the earlier of (i) 5:00 p.m. (Montreal Time) on July 1, 2004, and (ii) the time the Merger Agreement terminates;

      "UNDERWRITERS" means, collectively, National Bank Financial Inc. and Credit Suisse First Boston Canada Inc.;

      "UNDERWRITING AGREEMENT" has the meaning attributed thereto in the Recitals to this Agreement;

      "UNITED STATES" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

      "U.S. SUBSCRIPTION AGREEMENTS" means subscription agreements between CGI and initial purchasers of Subscription Receipts in the United States.

1.2   HEADINGS

      The headings, the table of contents and the division of this Agreement into Articles and Sections and Subsections are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.3   REFERENCES

      Unless otherwise specified in this Agreement:

      (a) references to Articles, Sections, Subsections and Schedules are to Articles, Sections, Subsections and Schedules in this Agreement; and

      (b) "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions, without reference to a particular provision, refer to this Agreement.

1.4   CERTAIN RULES OF INTERPRETATION

      Unless otherwise specified in this Agreement:

      (a)   the singular includes the plural and vice versa;

      (b)   references to any gender shall include references to all genders;
            and

      (c) "person" includes any individual, company, corporation, firm, partnership, trust, trustee, government, governmental body, agency, instrumentality, unincorporated body of persons or association.

1.5   DAY NOT A BUSINESS DAY

      In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.6   CONFLICT

      In the event of a conflict or inconsistency between a provision in the body of this Agreement and any one or more of or any part of the Schedules that form a part hereof, the provision in the body of this Agreement shall prevail to the extent of the inconsistency.

1.7   CURRENCY

      All dollars amounts expressed in this Agreement and in the Schedules hereto, are in lawful money of Canada and all payments required to be made hereunder and thereunder shall be made in Canadian dollars.

1.8   SEVERABILITY

      Each of the provisions in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

                                   ARTICLE 2
                            THE SUBSCRIPTION RECEIPTS

2.1   CREATION AND ISSUE OF SUBSCRIPTION RECEIPTS

      A maximum of 41,340,625 Subscription Receipts are hereby created and authorized for issuance by CGI at a price of $8.00 (the "ISSUE PRICE") per Subscription Receipt.

2.2   PAYMENT ACKNOWLEDGEMENT

      (a) The Escrow Agent hereby acknowledges receipt by wire transfer from the Underwriters of the aggregate amount of $264,580,000 and confirms that such funds have been deposited in a segregated account in the name of the Escrow Agent designated as the "CGI Group Inc. -- Sub. Receipts" or as otherwise directed by CGI and the Underwriters and will be used, invested and segregated in accordance with Article 4 hereof.

      (b) The Escrow Agent hereby acknowledges receipt by wire transfer from BCE in the aggregate amount of $66,145,000 and confirms that such funds have been deposited in the segregated account referred to in Subsection 2.2(a) and will be used, invested and segregated in accordance with Article 4 hereof, as agent for the Receiptholders and CGI.

      (c)   CGI hereby:

            (i) acknowledges that the amounts received by the Escrow Agent pursuant to Subsection 2.2(a) in accordance with CGI's direction to the Underwriters, represents payment in full by the Underwriters of the subscription price for 33,072,500 Subscription Receipts;

            (ii) acknowledges that the amounts received by the Escrow Agent pursuant to Subsection 2.2(b) in accordance with CGI's direction to BCE represents payment in full by BCE of the subscription price for 8,268,125 Subscription Receipts;

            (iii) irrevocably directs the Escrow Agent to retain the amounts referred to in Subsections 2.2(a) and (b) in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement; and

            (iv) irrevocably directs the Escrow Agent, immediately following the execution and delivery of this Agreement, to certify and deliver to BCE the Subscription Receipt Certificate referred to in Subsection 2.4(b) to be delivered to BCE and to the Underwriters the Subscription Receipt Certificates referred to in Subsection 2.4(b) and Subsection 2.4(c) to be delivered to the Underwriters in accordance with the written direction of the Underwriters pursuant to Section 9 of the Underwriting Agreement.

      (d) The Underwriters acknowledge receipt of the Subscription Receipt Certificates representing 33,072,500 Subscription Receipts registered as directed by the Underwriters pursuant to Section 9 of the Underwriting Agreement.

2.3   REGISTER FOR SUBSCRIPTION RECEIPTS

      CGI hereby appoints the Escrow Agent as registrar and transfer agent of the Subscription Receipts, and CGI shall cause to be kept by the Escrow Agent at the Designated Office, a securities register in which shall be entered the names and addresses of holders of Subscription Receipts and the other particulars, prescribed by law, of the Subscription Receipts held by them. CGI shall also cause to be kept by the Escrow Agent at the Designated Office the register of transfers, and may also cause to be kept by the Escrow Agent, branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts, registered in that branch register of transfers.

2.4   FORM AND TERMS OF SUBSCRIPTION RECEIPTS

      (a) Each Subscription Receipt constitutes an agreement between CGI and the holder thereof pursuant to which:

            (i) the provisions of Article 5 hereof shall apply if the Escrow Release Condition is satisfied prior to the Termination Time (the rights of the holders of Subscription Receipts under Article 5 hereof being, collectively, the "EXCHANGE RIGHT");

            (ii) the provisions of Article 6 hereof shall apply if the Escrow Release Condition is not satisfied prior to the Termination Time (the rights of the holders of Subscription Receipts under Article 6 hereof being, collectively, the "REFUND RIGHT").

      (b) Upon receipt by the Escrow Agent of the Escrowed Subscription Funds, the Subscription Receipts shall be issued and the beneficial right, title and interest in and to, and ownership of, each Subscription Receipt will be represented by a Subscription Receipt Certificate issued to and registered as directed by the Underwriters pursuant to the Underwriting Agreement and to BCE pursuant to Sections 2.8, 2.13 and 2.14, as applicable.

      (c) Subscription Receipts sold within the United States shall be represented by one or more Subscription Receipt Certificates issued and registered in accordance with the provisions of Sections 2.8,
            2.13 and 2.14 hereof.

      (d) All Subscription Receipt Certificates (including replacements issued in accordance with this Agreement) shall be substantially in the form of SCHEDULE "B" hereto and shall bear such distinguishing letters and numbers as CGI and the Escrow Agent may prescribe.

      (e)   No fractional Subscription Receipt shall be issued.

2.5   SUBSCRIPTION RECEIPT HOLDER NOT A SHAREHOLDER

      A holder of a Subscription Receipt is not, by reason thereof, a shareholder of CGI and will have no beneficial ownership of Class A Shares prior to the Effective Time. Holders of Subscription Receipts are entitled only to exercise the rights and fulfil the obligations expressly provided for in this Agreement.

2.6   SUBSCRIPTION RECEIPTS TO RANK PARI PASSU

      All Subscription Receipts shall rank pari passu, whatever may be the actual date of issue of the Subscription Receipts.

2.7   SIGNING OF SUBSCRIPTION RECEIPT CERTIFICATES

      The Subscription Receipt Certificates shall be signed by a director or Senior Officer of CGI. The signature of such director or Senior Officer may be mechanically reproduced in facsimile and such facsimile signature shall be binding upon CGI as if the certificate had been manually signed by such director or Senior Officer.

2.8   CERTIFICATION BY THE ESCROW AGENT

      No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Escrow Agent, and such certification by the Escrow Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against CGI that the Subscription Receipt Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

      The certification of the Escrow Agent on any Subscription Receipt Certificate issued hereunder shall not be construed as a representation or warranty by the Escrow Agent as to the validity of this Agreement or the Subscription Receipt Certificate (except the due certification thereof) and the Escrow Agent shall in no respect be liable or answerable for the use made of any Subscription Receipt Certificate or any of them or of the consideration therefor except as otherwise specified herein.

2.9   ISSUE IN SUBSTITUTION FOR SUBSCRIPTION RECEIPT CERTIFICATES LOST, ETC.

      (a) If any Subscription Receipt Certificate is mutilated, lost, destroyed or stolen, CGI, subject to applicable law, shall issue and thereupon the Escrow Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the Escrow Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder. When a new Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been mutilated, lost, stolen or destroyed, only one of such certificates shall be counted for the purpose of determining the number of Subscription Receipts outstanding.

      (b) The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.9 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to CGI and to the Escrow Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to CGI and to the Escrow Agent in their sole discretion, acting reasonably, and such applicant may also be required to furnish an indemnity or security in amount and form satisfactory to CGI and the Escrow Agent in their discretion and shall pay the reasonable charges of CGI and the Escrow Agent in connection therewith.

2.10  EXCHANGE OF SUBSCRIPTION RECEIPT CERTIFICATES

      (a) Subscription Receipt Certificates representing Subscription Receipts may, upon compliance with the reasonable requirements of the Escrow Agent, be exchanged for another Subscription Receipt Certificate or Subscription Receipt Certificates entitling the holder to the same number of Subscription Receipts in the aggregate as represented by the Subscription Receipt Certificates so exchanged.

      (b) Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office of the Escrow Agent or at any other place that is designated by CGI with the approval of the Escrow Agent.

2.11  CHARGES FOR EXCHANGE

      Except as otherwise herein provided, the Escrow Agent may charge to the holder requesting an exchange a reasonable sum for each new Subscription Receipt Certificate issued in exchange for Subscription Receipt Certificate(s). Payment of such charges and reimbursement of the Escrow Agent or CGI for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

2.12  TRANSFER AND OWNERSHIP OF SUBSCRIPTION RECEIPTS

      (a) The Subscription Receipts may only be transferred on the register kept at the Designated Office of the Escrow Agent by the holder or his legal representatives or his attorney duly appointed by an instrument in writing. Upon surrender for registration of transfer of Subscription Receipts at the Designated Office of the Escrow Agent, CGI shall issue and thereupon the Escrow Agent shall certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in his name evidencing the Subscription Receipts not transferred. However, notwithstanding the foregoing, registered title to Subscription Receipts shall only be transferred upon:

            (i) payment to the Escrow Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Escrow Agent or CGI for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer;

            (ii) with respect to transfers of securities that contain the legend in Section 2.13(a), the receipt of the declaration or opinion of counsel, as the case may be, as required by Section 2.13(a) hereof;

            (iii) execution by the Receiptholder of the transfer form attached to the Subscription Receipt Certificate and surrender of the Subscription Receipt Certificate; and

            (iv) such reasonable requirements as the Escrow Agent may prescribe, and all such transfers shall be duly noted in such register by the Escrow Agent;

      (b) CGI and the Escrow Agent will deem and treat the registered owner of any Subscription Receipt as the beneficial owner thereof for all purposes and neither CGI nor the Escrow Agent shall be affected by any notice to the contrary.

      (c) The transfer register in respect of Subscription Receipts shall be closed at the earlier to occur of the Effective Time and the Termination Time (subject to settlement).

      (d) Subject to the provisions of this Agreement and applicable law, a holder of a Subscription Receipt shall be entitled to the rights and privileges attaching to the Subscription Receipts. Either the delivery of Class A Shares by the Escrow Agent in satisfaction of the rights in Article 5 or the return of the Escrowed Subscription Funds together with Earned Interest, if any (less any applicable withholding taxes) to but excluding the Refund Date as soon as practicable, all in accordance with the terms and conditions herein, shall discharge all responsibilities of CGI and the Escrow Agent with respect to such Subscription Receipts and neither CGI nor the Escrow Agent shall be bound to inquire into the title of a holder of a Subscription Receipt who surrenders a Subscription Receipt Certificate.

      (e) If less than all Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred.

      (f) Without limitation, signatures must be guaranteed by an authorized officer of a Canadian chartered bank (Schedule I) or of a major Canadian trust company or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.

      (g) The Escrow Agent shall have no duty to determine compliance of the transferor or transferee of Subscription Receipts with applicable securities laws.

2.13  LEGENDS

      (A)   LEGEND PURSUANT TO UNITED STATES SECURITIES LAWS

      The Escrow Agent acknowledges that the Subscription Receipts and Class A Shares issuable in exchange therefor have not been registered under the 1933 Act. Each Subscription Receipt originally issued in the United States and all certificates representing Class A Shares issued upon the exercise of such Subscription Receipt in accordance with Article 5 hereof (and each Subscription Receipt Certificate or Share Certificate issued in exchange therefor or in substitution or transfer thereof) shall be overprinted with the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS IN THE JURISDICTION IN WHICH SUCH SECURITIES ARE OFFERED, SOLD OR OTHERWISE TRANSFERRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

      provided, that if Subscription Receipts or Class A Shares, as the case may be, are being sold outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, and provided that the Company is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to the Computershare Trust Company of Canada, as registrar and transfer agent, to the effect set forth on Schedule "D" hereto (or as CGI may prescribe from time to time); and provided, further, that, if any such Subscription Receipts or Class A Shares, as the case may be, are being sold within the United States in accordance with the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in compliance with any applicable securities laws in the jurisdiction in which such securities are offered, sold or transferred, the legend may be removed by delivery to Computershare Trust Company of Canada and to the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

      (B)   LEGEND AS PER CANADIAN SECURITIES LAWS

      The Escrow Agent acknowledges that the Subscription Receipts and Class A Shares issuable in exchange therefor have not been qualified for sale by prospectus under Canadian Securities Laws. Each Subscription Receipt originally issued to a

      Receiptholder, and all certificates representing Class A Shares issued upon the exercise of such Subscription Receipt in accordance with Article 5 hereof (and each Subscription Receipt Certificate or Share Certificate issued in exchange therefor or in substitution or transfer thereof) shall be overprinted with the following legend:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 20, 2004."

2.14  TRANSFERS

      (a) If a Subscription Receipt Certificate tendered for transfer bears the legend set forth in Section 2.13 hereof, the transfer restrictions set forth in such legend shall be complied with.

      (b) The Subscription Receipts may only be transferred in accordance with applicable laws and, upon compliance with the conditions herein, by the Receiptholder or its legal representative or its attorney duly appointed by an instrument in writing, in form and execution satisfactory to the Escrow Agent, upon compliance with such reasonable requirements as the Escrow Agent may prescribe, which may include, without limitation, the provision of a legal opinion to CGI and the Escrow Agent to the effect that the securities laws of the applicable jurisdiction(s) have been complied with in relation to the transfer of the Subscription Receipts.

2.15  RELIANCE BY THE ESCROW AGENT

      The Escrow Agent shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Subscription Receipts (or the Exchange Right comprising part thereof) or any Class A Shares issuable upon the exchange thereof provided such issue, exchange or transfer, as the case may be, is effected in accordance with the terms of this Agreement. The Escrow Agent shall be entitled to process all proffered transfers and exercises of Subscription Receipts on the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements. The Escrow Agent may assume for the purposes of this Agreement that any address on the register of the Receiptholders is the holder's actual address and is also determinative as to residency and that the address of any transferee to whom any Subscription Receipts or Class A Shares are to be registered, as shown on the transfer document, is the transferee's residency. The Escrow Agent shall have no obligation to ensure that legends appearing on the Subscription Receipt Certificates or Class A Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

2.16  APPLICATION FOR ADDITIONAL LISTING OF CLASS A SHARES

      The Subscription Receipts will not be listed on any stock exchange or quoted on any quotation system. CGI confirms that application has been made for the Class A Shares issuable on exchange of Subscription Receipts to be listed and posted for trading on the Toronto Stock Exchange and New York Stock Exchange and that approval for listing, subject to the usual requirements, of such stock exchanges has been obtained. CGI shall use all reasonable efforts to satisfy all of the requirements in connection with such approvals as may be required for securing such additional listings.

                                   ARTICLE 3
                                THE ESCROW AGENT

3.1   APPOINTMENT OF ESCROW AGENT

      CGI and the Underwriters hereby appoint Computershare Trust Company of Canada as the Escrow Agent and Computershare Trust Company of Canada hereby accepts such appointment.

3.2   TERMINATION OF APPOINTMENT OR RESIGNATION

      (a) The Escrow Agent may resign and be discharged from all further duties and liabilities hereunder, subject to this Section 3.2, by providing CGI with not less than 10 Business Days notice in writing or such shorter notice as CGI may accept as sufficient. The holders of Subscription Receipts by Extraordinary Resolution shall have the power at any time to remove the existing Escrow Agent and to appoint a new escrow agent. In the event of the Escrow Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Underwriters, with CGI's consent, not to be unreasonably withheld, shall forthwith appoint a successor escrow agent; failing such an appointment, the retiring Escrow Agent (at the expense of CGI) may apply to a Judge of the Quebec Superior Court, on such notice as such Judge may direct, for the appointment of a successor escrow agent and shall pay into such Court all funds and/or other property that it has held until that time in escrow pursuant to the terms of this Agreement. Any new escrow agent so appointed by the Underwriters, with the consent of CGI, or by the Court shall be subject to removal as aforesaid by the holders of Subscription Receipts. Any new escrow agent appointed under any provision of this Section 3.2 shall be a corporation authorized to carry on the business of a trust company in the province of Quebec and, if required by applicable legislation for any other provinces, in such other provinces. At the request of CGI or of the successor escrow agent, the retiring Escrow Agent, upon payment of the amounts, if any, due to it pursuant to Section 3.5, shall duly assign, transfer and deliver to the successor escrow agent all property and money held and all records kept by the retiring Escrow Agent hereunder or in connection herewith.

      (b) On any new appointment, the successor escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of CGI, a written agreement executed by the successor escrow agent in which the successor escrow agent shall undertake and agree in favour of the other parties to this Agreement to perform the respective obligations of the Escrow Agent hereunder.

      (c) Any corporation into or with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Escrow Agent shall be a party, or any corporation succeeding to the corporate trust business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor escrow agent under Subsection 3.2(a).

      (d) Any Subscription Receipt Certificates certified but not delivered by a predecessor escrow agent may be delivered by the successor escrow agent in the name of the predecessor escrow agent.

3.3   NOTICE OF CHANGE OF ESCROW AGENT

      Notice of any change of the Escrow Agent shall be given by the successor escrow agent to the Receiptholders and to the Underwriters at CGI's expense forthwith after the appointment of the successor escrow agent hereunder in accordance with Article 9.

3.4   CONSEQUENCES OF CHANGE OF ESCROW AGENT

      If the appointment of the Escrow Agent hereunder is terminated for whatever reason, the Escrow Agent shall, on the date on which such termination takes effect, and following payment of all outstanding fees and expenses, deliver to the successor escrow agent the register of holders of Subscription Receipts and all other books and records maintained by it pursuant to this Agreement, together with all other property held by it hereunder. As from the time of delivery of the register of holders of Subscription Receipts and other items referred to above, the successor escrow agent shall be substituted for its predecessors for all purposes hereof. Any expense payable as a result of the termination of such appointment shall be paid by CGI.

3.5   REMUNERATION OF ESCROW AGENT

      CGI covenants that it will pay to the Escrow Agent such remuneration for its services hereunder as is agreed to between CGI and the Escrow Agent and will pay or reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in the administration or execution of the duties hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ reasonably acceptable to CGI) until all the duties of the Escrow Agent under this Agreement shall be finally and fully performed, except any such expense, disbursement or advance that may arise from its negligence, bad faith or wilful misconduct. Any amount due under this provision and unpaid 30 days after receipt by CGI of a written request for such payment shall bear interest from the expiration of such thirty 30 day period at a rate per annum equal to the then current rate generally charged by the Escrow Agent to like customers from time to time, payable on demand. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Escrow Agent or its successors in priority to any other payment that it may be obligated to make hereunder.

3.6   DUTIES OF THE ESCROW AGENT

      (a) The Escrow Agent shall act as the agent, custodian and nominee of and for the benefit of CGI, the Underwriters and the holders of the Subscription Receipts with respect to all monies held by the Escrow Agent pursuant hereto, as their interests may appear from time to time, shall maintain a register of the holders from time to time of the Subscription Receipts and shall act as agent with respect to the Subscription Receipts for the benefit of Receiptholders.

      (b) In the exercise of its rights and duties hereunder, the Escrow Agent shall exercise that degree of care, diligence and skill that a reasonably prudent escrow agent would exercise in comparable circumstances. No provision of this Agreement will be construed to relieve the Escrow Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith. The Escrow Agent hereby accepts and agrees to perform them on the terms and conditions set forth herein and represents and warrants that it is duly authorized and qualified to carry on the business of a trust company in all Provinces of Canada.

      (c) The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 Business Days written notice to the other parties to this Agreement, provided (i) that the Escrow Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent's satisfaction within such 10 Business Days period, then such resignation shall not be effective.

3.7   INDEMNIFICATION OF AND OTHER PROVISIONS RELATING TO THE ESCROW AGENT

      (a) The Escrow Agent, its officers, directors and employees will at all times be indemnified and saved harmless by CGI from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Escrow Agent contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which they may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Escrow Agent and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. None of the provisions contained in this Agreement shall require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid. The foregoing provisions of this Section do not apply to the extent that in any circumstances there has been a failure by the Escrow Agent or its employees to act honestly and in good faith or where the Escrow Agent has acted negligently or in bad faith or with wilful misconduct. This indemnity shall be absolute and unconditional, regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the indemnified parties hereunder and shall accrue and become enforceable without prior demand or any other precedent action or proceeding and will survive the termination or discharge of this Agreement and the resignation or removal of the Escrow Agent.

      (b) The Escrow Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own negligence, bad faith or wilful misconduct.

      (c) The Escrow Agent shall have the right to consult with and obtain advice from legal counsel appointed by it, who may but need not be legal counsel for CGI, in the event of any question as to any of the provisions hereof or its duties hereunder and it shall incur no liability and it shall be fully protected in acting honestly and in good faith in accordance with any opinion or instruction of such counsel. The reasonable cost of such services shall be added to and be a part of the fees paid to the Escrow Agent by CGI pursuant to
            Section 3.5.

      (d) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

      (e) In the event that any of the funds provided to the Escrow Agent hereunder are received by it in the form of an uncertified cheque or cheques, the Escrow Agent shall be entitled to delay the time for release of such part of the funds so provided to it, as otherwise required hereunder, until such uncertified cheque or cheques have cleared the financial institution upon which the same is or are drawn.

      (f) The forwarding of a cheque or the sending of funds by wire transfer by the Escrow Agent will satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby (plus the amount of any tax deducted or withheld as required by law) unless such cheque is not honoured on presentation; provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Escrow Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

      (g) The Escrow Agent shall have the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment by the Escrow Agent.

      (h) In the event of any dispute or disagreement arising regarding the terms of this Agreement, the Escrow Agent shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute or disagreement is settled either by agreement of the parties hereto or by the Quebec Superior Court.

      (i) The Escrow Agent shall disburse monies according to the provisions of this Agreement and all applicable legislation only to the extent that it is in possession of such monies.

      (j) The duties and obligations of the Escrow Agent shall be determined solely by the provisions hereof and, accordingly, the Escrow Agent shall not be responsible except for the performance of such duties and obligations as it has undertaken herein.

      (k) In addition to the reports, certificates, opinions and other evidence required by this Agreement, CGI shall provide to the Escrow Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Escrow Agent may reasonably require by written notice to CGI.

      (l) The Escrow Agent shall not be liable for or by reason of any statements or recitals in this Agreement or in the Subscription Receipt Certificates (except the countersignature by the Escrow Agent of Subscription Receipt Certificates) or be required to verify any such statements or recitals, but all such statements or recitals are and shall be deemed to be made by CGI.

      (m) Nothing contained herein shall impose any obligation on the Escrow Agent to tend to or require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto.

      (n) The Escrow Agent shall not be bound to give notice to any person or persons of the execution hereof.

      (o) The Escrow Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by CGI of any of its covenants herein contained or of any acts of any directors, officers, employees or agents of CGI.

      (p) The Escrow Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Class A Shares, or any other securities or property which may at any time be issued or transferred, as applicable, and delivered upon the exercise of the Exchange Right.

      (q) The Escrow Agent shall not be responsible for any failure of CGI to make any payment or to issue, transfer or deliver the Class A Shares upon the exercise of the Exchange Right or the exercise of the Refund Right.

      (r) The Escrow Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificate whether delivery by hand, mail or any other means.

      (s) The Escrow Agent shall be entitled to rely absolutely on the Escrow Release Notice and shall be entitled to release the Escrowed Subscription Funds upon the receipt of the Escrow Release Notice as provided for in this Agreement.

      (t) The Escrow Agent shall be under no obligation to prosecute or defend any action or suit in respect of its agency relationship under this Agreement, but will do so at the request of the Company provided that the Company furnishes indemnity satisfactory to the Escrow Agent against any liability, cost or expense which might be incurred.

      (u) The Escrow Agent shall not be liable to the Company for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, of fact or law, or for anything which it may do or refrain from doing in connection herewith, such as relying upon or deferring to the instructions or decisions of the Company, its legal counsel, or the chairman of a meeting of Receiptholders with respect to such meetings, except in connection with any liability arising out of its bad faith, wilful misconduct or negligence.

      (v) Notwithstanding the foregoing, the Escrow Agent shall not be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been advised of such loss or damage, except to the extent that the Escrow Agent has acted in bad faith or engaged in wilful misconduct or negligence.

3.8   EVIDENCE, EXPERTS AND ADVISERS

      (a) In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company shall furnish to the Escrow Agent such additional evidence of compliance with any provision hereof, and in such form, as the Escrow Agent may reasonably require by written notice to the Company.

      (b) In the exercise of its rights and duties hereunder, the Escrow Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents or orders of the Company, certificates of the Company or other evidence furnished to the Escrow Agent pursuant to any provision hereof or pursuant to a request of the Escrow Agent.

      (c) Whenever it is provided in this Agreement that the Company shall deposit with the Escrow Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth and accuracy on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every case, be conditions precedent to the right of the Company to have the Escrow Agent take the action to be based thereon.

      (d) Proof of the execution of an instrument in writing, including a Receiptholders' Request (as defined in Section 8.17), by any Receiptholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

      (e) The Escrow Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, all at the expense of the Company except for matters referred to internal departments of the Escrow Agent and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Escrow Agent.

      (f) The Escrow Agent may act and rely and shall be protected in acting or relying in good faith on the opinion or advice of or information obtained from counsel, or any accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Company or by the Escrow Agent with respect to any matter arising in relation to the Agreement.

3.9 ACTIONS BY ESCROW AGENT TO PROTECT INTEREST

      The Escrow Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Receiptholders.

3.10 ESCROW AGENT NOT REQUIRED TO GIVE SECURITY

      The Escrow Agent shall not be required to give any bond or security in respect of the execution of this Agreement or otherwise in respect of the premises.

3.11 ADMINISTRATION OF PROPERTY OF OTHERS

      The parties agree that the Escrow Agent is not an administrator of property of others (within the meaning of the Civil Code of Quebec) hereunder and that the provisions contained in the Civil Code of Quebec regarding the administration of the property of others shall not apply to this Agreement.

                                   ARTICLE 4
                 INVESTMENT OF PROCEEDS AND PAYMENT OF INTEREST

4.1 ESCROWED SUBSCRIPTION FUNDS TO BE PLACED IN ESCROW

      At the Closing, the Escrowed Subscription Funds shall be delivered to the Escrow Agent by wire transfer to be held and invested as provided herein. If the Escrow Release Condition is satisfied prior to the Termination Time, the Escrowed Subscription Funds, together with Earned Interest (other than Earned Interest on the Escrowed Underwriters' Fee to be paid to the Underwriters pursuant to Section 8 of the Underwriting Agreement), will be released to CGI in accordance with Article 5. If the Escrow Release Condition is not satisfied prior to the Termination Time, each holder of Subscription Receipts shall be entitled to receive from the Escrowed Subscription Funds the Issue Price per Subscription Receipt held plus their pro rata entitlement to Earned Interest (less any applicable withholding taxes) in accordance with Article 6. Earned Interest shall be for the account of the person entitled to receipt of the same as determined in Article 5 or Article 6, as the case may be, and such person shall be responsible for the tax thereon. CGI represents to the Escrow Agent that any account to be opened by the Escrow Agent in connection with this Agreement, is not intended to be used by or on behalf of any person other than the parties hereto and the Receiptholders.

4.2 INVESTMENT OF ESCROWED SUBSCRIPTION FUNDS

      Pending disbursement of the Escrowed Subscription Funds, the Escrow Agent shall hold, invest and reinvest such funds on behalf of the Receiptholders or CGI in short-term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a province, or a Canadian chartered bank (which may include an affiliate or related party of the Escrow Agent), provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service, as directed in writing by CGI. Such direction to the Escrow Agent shall be provided by CGI no later than 9:00 a.m. (Montreal Time) on the day on which the investment is to be made. Any direction received by the Escrow Agent after 9:00 a.m. or on a day which is not a Business Day, shall be deemed to have been given prior to 9:00 a.m. on the next Business Day. If at any time the Escrowed Subscription Funds include cash that is not invested and CGI has not provided directions to the Escrow Agent to invest such cash, the Escrow Agent shall deposit all such uninvested cash in an account, a term deposit or guaranteed investment certificates of a Canadian chartered bank, having either no fixed term or no irrevocable term and which pays interest on the daily balance. For greater certainty, every security in which the Escrowed Funds are invested shall be a "qualified investment" for registered retirement savings plans and other deferred plans for the purposes of the Income Tax Act (Canada).

4.3 SEGREGATION OF ESCROWED SUBSCRIPTION FUNDS AND EARNED INTEREST

      The Escrowed Subscription Funds received by the Escrow Agent and any securities or other instruments received by the Escrow Agent upon the investment or reinvestment of such Escrowed Subscription Funds, together with all Earned Interest, shall be received as agent for, and shall be segregated and kept apart by the Escrow Agent as agent for, the Receiptholders pursuant to Article 6 or CGI pursuant to Article 5.

4.4 NO LIABILITY

      The Escrow Agent shall have no liability with respect to any loss in value of investments as permitted to be made hereunder. In making any payment, the Escrow Agent shall not be liable for any loss sustained from early termination of an investment if such early termination is required to enable the Escrow Agent to make a payment.

                                    ARTICLE 5
                   RELEASE OF PROPERTY AND PURCHASE OF SHARES

5.1 DELIVERY OF ESCROW RELEASE NOTICE

      If prior to the Termination Time:

      (a) prior to the expiry of the Tender Offer, there has been validly deposited under the Tender Offer and not withdrawn at least the Minimum Number of AMS Shares, and CGI has issued to the Depository an irrevocable direction to take up and accept for payment all such deposited AMS Shares (the "MINIMUM TAKE-UP NOTICE");

      (b) the Merger Agreement is in full force and effect and unamended since the date of execution thereof save for amendments:

            (i) which do not have the effect of increasing the net value of the consideration to be paid under the Acquisition by CGI or any of its subsidiaries by more than 5% pursuant to the Merger Agreement; or

            (ii) which do not have the effect of reducing the value of the consideration to be paid for the DIG Business by more than 5% or do not affect the time of closing of the sale of the DIG Business pursuant to the DIG Sale Agreement;

            or amendments which have the effect set out in (i) or (ii) above but which have received the prior written approval of the Underwriters;

      (c) neither CGI nor CGI Virginia Corporation has waived a condition of closing under the Merger Agreement pertaining to the absence of a Material Adverse

            Effect (as defined in the Merger Agreement as at the date of execution thereof) without the prior written consent of the Underwriters; and

      (d) AMS and CACI International, Inc. have irrevocably agreed and are unconditionally obligated to complete the sale of the DIG Business pursuant to the DIG Sale Agreement at or prior to the delivery of the Minimum Take-up Notice to the Depository;

      and if CGI delivers to the Underwriters the Escrow Release Notice executed by the Chief Executive Officer and the Chief Financial Officer of the Company together with a copy of the Minimum Take-up Notice, then the Underwriters shall forthwith acknowledge satisfaction of the Escrow Release Condition by countersigning the Escrow Release Notice, whereupon CGI shall (A) deliver such Escrow Release Notice together with the copy of the Minimum Take-Up Notice and a direction in the form attached hereto as Schedule "C" to the Escrow Agent and (B) forthwith disclose by press release the expected Effective Time in respect of the exchange of Class A Shares for Subscription Receipts and the date and time on which the Subscription Receipt transfer register will close.

5.2 AUTOMATIC EXCHANGE RELEASE OF FUNDS

      (a) If the Escrow Release Condition is satisfied prior to the Termination Time, each Receiptholder at the Effective Time, as such holder appears in the register of the Escrow Agent, will become the holder of Class A Shares on the basis of one Class A Share for each Subscription Receipt held without the payment of any consideration or the undertaking of any further action (including the surrender of any Subscription Receipt Certificates) by such Receiptholder. Each Subscription Receipt Certificate shall thereafter represent an entitlement to receive a certificate or certificates evidencing the Class A Shares issuable in respect of the Subscription Receipts formerly represented by each such Subscription Receipt Certificate held.

      (b) Conditional on the satisfaction of the Escrow Release Condition, CGI covenants in favour of the Escrow Agent, the Underwriters and the holders of the Subscription Receipts to pay all taxes exigible with respect to Earned Interest paid to CGI.

      (c) Upon receipt of a facsimile copy of the Escrow Release Notice executed in the manner provided therein, the Escrow Agent shall forthwith on the date that it receives the Escrow Release Notice, release the Escrowed Subscription Funds together with the Earned Interest, by wire transfer to the accounts and in the amounts indicated in the Escrow Release Notice. The Escrow Release Notice shall specify all amounts to be released and the payees. Any Escrow Release Notice delivered shall be received by the Escrow Agent no later than 10:00 a.m. (Montreal Time) on the day on which the Escrowed Subscription Funds are to be released. Any such Escrow Release Notice received by the Escrow Agent after 10:00 a.m. (Montreal Time) or received on a non Business Day shall be deemed to have been given prior to 10:00 a.m. on the next Business Day. For greater certainty, nothing under this Agreement derogates from the Underwriters' rights under Section 8 of the Underwriting Agreement with respect to the payment of underwriting fees.

      (d) Subject to Subsections 5.2(a) and 5.2(b), certificates representing the Class A Shares issued under Subsection 5.2(a) shall be issued by the Escrow Agent commencing the second Business Day after the Effective Date (the "DELIVERY DATE").

      (e) Effective after the issuance of Class A Shares by CGI at the Effective Time as contemplated in Subsection 5.2(a), and after the Escrow Agent acting on CGI's behalf has mailed or delivered the certificate or certificates representing such Class A Shares, the Exchange Right shall have been satisfied in full and the Subscription Receipts relating thereto shall be void and of no value or effect.

      (f) For the purposes of this Agreement, all references to "satisfaction of the Escrow Release Condition", the "Escrow Release Condition being satisfied", or like phrases means both (i) receipt by the Escrow Agent of the Escrow Release Notice in the form and in the manner prescribed by Section 5.1 and SCHEDULE "A" hereto; and (ii) the take-up by CGI in accordance with applicable United States securities laws of at least the Minimum Number of AMS Shares pursuant to the terms of the Tender Offer.

                                   ARTICLE 6
                                   TERMINATION

6.1 TERMINATION IF THE ESCROW RELEASE CONDITION IS NOT SATISFIED

      (a) If the Escrow Release Condition is not satisfied on or before the Termination Time, notwithstanding any other provision hereof:

            (i) CGI shall forthwith notify the Escrow Agent and the Underwriters thereof and shall issue a press release disclosing such fact and the expected date on which the Escrow Agent will commence returning to the Receiptholders the Escrowed Subscription Funds and Earned Interest (less any applicable withholding taxes);

            (ii) the subscription evidenced by each Subscription Receipt shall be automatically terminated and cancelled at the Termination Time and each holder of Subscription Receipts shall be entitled after the Termination Time, but shall receive no earlier than the second Business Day following the Termination Time (the "REFUND DATE"), a cheque or wire transfer in the aggregate amount of (i) the Issue Price per Subscription Receipt held at the Termination Time plus (ii) the holder's pro rata entitlement to Earned Interest less any applicable withholding taxes. The amount paid to each holder under (i) and (ii) shall be satisfied by the Escrowed Funds;

            (iii) the obligation to make the payment in Subsection 6.1(a)(ii)
                  shall be satisfied by mailing payment by cheque payable to the holder of the Subscription Receipts at its registered address or, in the case of BCE, by wire transfer in accordance with written instructions from each such holder; and

            (iv) the agreements constituted by the Subscription Receipts and the rights and obligations of CGI and of the holders of the Subscription Receipts in respect thereof shall, effective at the close of business on the Refund Date, terminate and be cancelled and be of no further force or effect.

      (b)   The performance by the Escrow Agent of its obligations under this
            Section 6.1 shall satisfy all of its obligations hereunder.

6.2 TERMINATION OF THIS AGREEMENT

      Immediately following the completion of all of the actions required under this Agreement, this Agreement shall terminate.

                                   ARTICLE 7
                                COVENANTS OF CGI

7.1 NO REORGANIZATION/DISTRIBUTIONS

      CGI hereby covenants with the Escrow Agent and the Underwriters that from the Closing Date to the earlier of the Effective Time and the Termination Time, it shall not do any of the following, unless, in the case of any such action described below, an appropriate adjustment is made to the number of Class A Shares issuable on exchange of the Subscription Receipts, which action is taken with prior written consent of the
      Underwriters: (i) subdivide the outstanding Class A Shares into a greater number of shares; (ii) reduce, combine or consolidate the outstanding Class A Shares into a smaller number of shares; (iii) declare or pay, or fix a record date to declare or pay, any dividend or distribution in cash or in-kind to any or all holders of issued and outstanding Class A Shares; or (iv) reclassify the Class A Shares or undertake a reorganization of the Company or a consolidation, amalgamation, arrangement or merger of CGI with any other person or other entity, or a sale or conveyance of the property and assets of CGI as an entity or substantially as the entirety to any other person or entity or a liquidation, dissolution or winding-up of CGI.

7.2 GENERAL COVENANTS

      (a) CGI covenants with the Escrow Agent, the Underwriters and the Subscription Receipt holders that so long as any Subscription Receipts remain outstanding:

            (i) it will use its best efforts to maintain its corporate existence;

            (ii) it will make all requisite filings under Canadian Securities Laws including those necessary to remain a reporting issuer not in default in each of the Provinces of Canada;

            (iii) it will announce by press release the expected Effective Time or the Termination Time, as the case may be in accordance with
                  Section 5.1 or Subsection 6.1(a)(i), as the case may be;

            (iv) ensure that the Class A Shares issued on exchange for Subscription Receipts will be, when issued, duly authorized, fully paid (assuming release of the Escrowed Subscription Funds to CGI pursuant to the terms hereof) and non-assessable;

            (v) generally, it will perform and carry out all of the acts or things to be done by it as provided in this Agreement; and

            (vi) prior to the earlier of the Effective Date or the Termination Date, it will not sell the properties or assets of CGI as, or substantially as, an entirety, to any other entity.

7.3 SECURITIES LAW MATTERS

      CGI shall file all documents, notices and certificates and take such steps and do such things as may be necessary under Canadian Securities Laws to permit the issuance of Subscription Receipts pursuant to private placement exemptions and Class A Shares issuable on exchange of Subscription Receipts, such that any such issuance will be exempt from prospectus requirements under Canadian Securities Laws.

                                   ARTICLE 8
                           MEETINGS OF RECEIPTHOLDERS

8.1 RIGHT TO CONVENE MEETING

      The Escrow Agent or CGI may at any time and from time to time, and the Escrow Agent shall, on receipt of a written request of CGI or a written request signed by the holders of not less than 25% of the Subscription Receipts then outstanding and upon being indemnified, to the Escrow Agent's reasonable satisfaction by CGI or by the Receiptholders signing such request, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Receiptholders. In the event the Escrow Agent fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, CGI or such Receiptholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Montreal, Quebec, or at such other place as may be approved or determined by the Escrow Agent.

8.2 NOTICE OF MEETINGS

      At least 15 days notice of any meeting shall be given to the Receiptholders in the manner provided in Section 9.2 and a copy of such notice shall be sent by post to the Escrow Agent, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Subscription Receipts shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

8.3 CHAIR

      Some person, who need not be a Receiptholder, nominated in writing by the Escrow Agent shall be chair of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Receiptholders present in person or by proxy shall choose some person present to be chair.

8.4 QUORUM

      Subject to the provisions of Section 8.12, at any meeting of the Receiptholders a quorum shall consist of Receiptholders present in person or by proxy and representing at least 25% of the outstanding Subscription Receipts. If a quorum of the Receiptholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Receiptholders or pursuant to a request of the Receiptholders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the outstanding Subscription Receipts. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

8.5 POWER TO ADJOURN

      The chair of any meeting at which a quorum of the Receiptholders is present may, with the consent of the holders of a majority of the Subscription Receipts represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6 SHOW OF HANDS

      Every question submitted to a meeting shall, subject to Section 8.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chair of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held by him or her.

8.7 POLL

      On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chair or by one or more Receiptholders or proxies for Receiptholders, a poll shall be taken in such manner and either at once or after an adjournment as the chair shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority of the Subscription Receipts represented at the meeting and voted on the poll.

8.8 VOTING

      On a show of hands every person who is present and entitled to vote, whether as a Receiptholder or as proxy for one or more Receiptholders or both, shall have one vote. On a poll each Receiptholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Subscription Receipt of which he or she shall then be the holder. A proxy need not be a Receiptholder. In the case of joint holders of a Subscription Receipt, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Subscription Receipts of which they are joint holders.

8.9 REGULATIONS

      The Escrow Agent, or CGI with the approval of the Escrow Agent, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing:

      (a) the setting of the record date for a meeting of holders of Subscription Receipts for the purpose of determining Receiptholders entitled to receive notice of and vote at such meeting;

      (b) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Receiptholder;

      (c) the deposit of instruments appointing proxies at such place as the Escrow Agent, CGI or the Receiptholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited;

      (d) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, emailed or otherwise sent electronically before the meeting to CGI or to the Escrow Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

      (e) generally for the calling of meetings of Receiptholders and the conduct of business thereat.

      Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Subscription Receipts, or as entitled to vote or be present at the meeting in respect thereof shall be Receiptholders and persons whom Receiptholders have by instrument in writing duly appointed as their proxies.

8.10 PERSONS ENTITLED TO ATTEND MEETINGS

      CGI, the Escrow Agent and the Underwriters, by their respective officers, directors and representatives, and the legal advisers of CGI, the Escrow Agent, the Underwriters or any Receiptholder may attend any meeting of the Receiptholders, but shall have no vote as such.

8.11  POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

      In addition to the powers conferred upon them by any other provisions of this Agreement or by law, a meeting of the Receiptholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject to the approval of the Toronto Stock Exchange, where applicable:

      (a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Receiptholders or the Escrow Agent in its capacity as escrow agent hereunder or on behalf of the Receiptholders against CGI whether such rights arise under this Agreement or the Subscription Receipt Certificate or otherwise;

      (b) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Receiptholders;

      (c) to direct or to authorize the Escrow Agent to enforce any of the covenants on the part of CGI contained in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Receiptholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

      (d) to waive, and to direct the Escrow Agent to waive, any default on the part of CGI in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such Extraordinary Resolution;

      (e) to restrain any Receiptholder from taking or instituting any suit, action or proceeding against CGI for the enforcement of any of the covenants on the part of CGI in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Receiptholders;

      (f) to direct any Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Receiptholder in connection therewith;

      (g) to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by CGI, and to authorize the Escrow Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

      (h) with the consent of CGI (such consent not to be unreasonably withheld), to remove the Escrow Agent or its successor in office and to appoint a new escrow agent to take the place of the Escrow Agent so removed;

      (i) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise and with holders of any shares or other securities of CGI.

8.12 MEANING OF "EXTRAORDINARY RESOLUTION

      (a) The expression "EXTRAORDINARY RESOLUTION" when used in this Agreement means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Receiptholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the Subscription Receipts then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

      (b) If, at any such meeting, the holders of not less than 25% of the Subscription Receipts outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Receiptholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.2. Such notice shall state that at the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum. At the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (a) of this Section shall be an Extraordinary Resolution within the meaning of this Agreement, notwithstanding that the holders of not less than 25% of the Subscription Receipts then outstanding are not present in person or by proxy at such adjourned meeting.

      (c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.13 POWERS CUMULATIVE

      It is hereby declared and agreed that any one or more of the powers in this Agreement stated to be exercisable by the Receiptholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Receiptholders to exercise the same or any other such power or powers thereafter from time to time.

8.14 MINUTES

      Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Escrow Agent at the expense of CGI, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Receiptholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

8.15 INSTRUMENTS IN WRITING

      All actions which may be taken and all powers that may be exercised by the Receiptholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the outstanding Subscription Receipts, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Agreement shall include an instrument so signed.

8.16 BINDING EFFECT OF RESOLUTIONS

      Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Receiptholders shall be binding upon all the Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Receiptholders in accordance with Section 8.15 shall be binding upon all the Receiptholders, whether signatories thereto or not, and each and every Receiptholder and the Escrow Agent (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

8.17 EVIDENCE OF RIGHTS OF RECEIPTHOLDERS

      Any request, direction, notice, consent or other instrument which this Agreement may require or permit to be signed or executed by the Receiptholders, including an instrument, signed in one or more counterparts by Receiptholders holding, in aggregate, not less than 25% of all Subscription Receipts outstanding (a "RECEIPTHOLDERS' REQUEST"), may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Receiptholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Receiptholders) of the holding by any person of Subscription Receipts shall be sufficient for any purpose of this Agreement if made in the following manner, namely, the fact and date of execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Escrow Agent may consider adequate.

      The Escrow Agent may, nevertheless, in its discretion, require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

8.18 HOLDINGS BY CGI DISREGARDED

      In determining whether Receiptholders holding the required number of Subscription Receipts are present at a meeting of Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Receiptholders' Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by CGI shall be disregarded.

8.19 SUITS BY RECEIPTHOLDERS

      All or any rights conferred upon any Receiptholder by any term of this Agreement may be enforced by the Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Escrow Agent to proceed in its own name to enforce each and all provisions contained herein for the benefit of the Receiptholder.

                                   ARTICLE 9
                                  MISCELLANEOUS

9.1 NOTICES

      Any notice or other communication to be given by any of CGI, the Escrow Agent or the Underwriters to any of the others shall be in writing and signed by an authorized signatory of the party giving the notice. Any such notice shall be addressed to the relevant party at its address as given below or at such other address as may be notified from time to time in accordance with this Section 9.1 and delivered or sent by facsimile to such party. The addresses for notice or other communication to the parties shall be:

      CGI GROUP INC.
      1130 Sherbrooke Street West
      5th Floor
      Montreal, Quebec
      H3A 2M8

      Attention: Mr. Serge Godin
                 Chairman and Chief Executive Officer
      Fax No.:   514-841-3294

      With a copy addressed and sent to:

      MCCARTHY TETRAULT LLP
      Le Windsor, 1170, rue Peel
      Montreal (Quebec) Canada
      H3B 4S8

      Attention: Me Jean-Rene Gauthier

      Fax No.: 514.875.6246

      if to the Underwriters:

      NATIONAL BANK FINANCIAL INC.
      National Bank Financial Inc.
      The Exchange Tower
      130 King Street West
      Suite 3200, P.O. Box 21
      Toronto, Ontario
      M5X 1J9

      Attention: Brian Campbell

      Fax No.:   416-869-6411
      and:

      CREDIT SUISSE FIRST BOSTON CANADA INC.
      3935 - 1250 Rene-Levesque Blvd. West
      Montreal, Quebec
      H3B 4W8

      Attention:  Michael Fortier

      Fax No.:    514-846-2821

      With a copy addressed and sent to:

      OGILVY RENAULT
      Suite 2100, P.O. Box 141
      Royal Trust Tower, TD Centre
      Toronto, Ontario
      M5K 1H1

      Attention:  Michael J. Lang

      Fax No:     416-216-3930
      if to the Escrow Agent:

      COMPUTERSHARE TRUST COMPANY OF CANADA
      Corporate Trust Department
      1500 University Street, Suite 700
      Montreal, Quebec
      H3A 3S8

      Attention: General Manager, Corporate Trust

      Fax No.: 514-982-7677

      Any such notice shall be deemed to have been received at the time of delivery, or time of sending if by facsimile, provided that any delivery made or facsimile sent on other than a Business Day, or after 5:00 p.m. (Montreal Time) on a Business Day, shall be deemed to have been received at 9:00 a.m. (Montreal Time) on the next following Business Day. Any facsimile shall be followed by a delivery of the same document by hand, courier or by mail, provided that notice shall be deemed to have been validly sent by facsimile notwithstanding any inadvertent failure to deliver the same document by hand, courier or mail.

9.2 NOTICE TO RECEIPTHOLDERS

      (a) Any notice to the Receiptholders under the provisions of this Agreement shall be valid and effective if sent by letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice.

      (b) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Receiptholders or if delivered to the address for such Receiptholders contained in the register of Subscription Receipts maintained by the Escrow Agent.

      (c) Whenever payments are to be made or documents are to be sent to or to the account of any holder of Subscription Receipts by the Escrow Agent, then if such payment is made or such document is sent by mail, such payment or document shall be so sent at the risk of the recipient.

9.3 POWER TO AMEND

      All and any provisions of this Agreement and the Subscription Receipts may, from time to time, be amended by agreement between the Escrow Agent, the Underwriters and CGI in any respect that they deem necessary or desirable, without the need for any additional consent by or on behalf of the holders of Subscription Receipts for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein or in any manner that the Escrow Agent, the Underwriters and CGI may deem necessary or expedient and that does not in the opinion of the Escrow Agent prejudice the holders of Subscription Receipts as a group. If this Agreement is so amended, references herein to this Agreement shall, unless the context otherwise requires, be construed, as from the date from which such amendment is expressed to be made, as references to this Agreement as so amended.

9.4 COMPLIANCE WITH LAWS AND REGULATIONS

      In performing their respective obligations under this Agreement, CGI, the Underwriters and the Escrow Agent shall comply with all applicable laws and regulations binding on them respectively.

9.5 WAIVER

      Each of the parties hereto shall have the right to waive any of its rights under this Agreement in whole or in part, in its absolute discretion, and any such right once waived may thereafter, subject to the terms of the waiver, be reasserted by such party at any time and enforced pursuant to the terms of this Agreement.

9.6 FURTHER ASSURANCES

      The parties hereto agree that at any time and from time to time, upon the written request of and at the expense of CGI, they and each of them will promptly execute and deliver all further instruments and documents, and take all further action, that may reasonably be necessary or desirable, or that any party may reasonably request in order to give effect to the purpose and intention of this Agreement.

9.7 ASSIGNMENT, SUCCESSORS AND ASSIGNS

      None of the parties hereto may assign its rights under this Agreement, except as provided in Article 3 in the case of the Escrow Agent, without the prior written consent of the parties hereto other than such proposed assignor. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.8 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Quebec with respect to all matters arising out of this Agreement and the transactions contemplated herein.

9.9 COUNTERPARTS

      This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first mentioned above.

      CGI GROUP INC.

      By:_________________________________________

      NATIONAL BANK FINANCIAL INC.

      By:_________________________________________

      CREDIT SUISSE FIRST BOSTON CANADA INC.

      By:_________________________________________

      COMPUTERSHARE TRUST COMPANY OF CANADA

      By:_________________________________________
            Fabienne Pinatel, Corporate Trust Officer

      By:__________________________________________
            Toni De Luca, Manager, Corporate Trust

                                  SCHEDULE "A"
                                     TO THE
                         SUBSCRIPTION RECEIPT AGREEMENT
                              ESCROW RELEASE NOTICE

To:      COMPUTERSHARE TRUST COMPANY OF CANADA
         NATIONAL BANK FINANCIAL, INC.
         CREDIT SUISSE FIRST BOSTON CANADA INC.

Re: Subscription Receipt Agreement (the "AGREEMENT") dated March 19, 2004 between CGI Group Inc. (the "COMPANY"), National Bank Financial Inc. and Credit Suisse First Boston Canada Inc. (such two being the "UNDERWRITERS") and Computershare Trust Company of Canada (the "ESCROW AGENT")


         The Company, by its Chief Executive Officer and Chief Financial Officer, on behalf of the Company and without personal liability, hereby certifies that prior to the Termination Time:

         (a) prior to the expiry of the Tender Offer, there has been validly deposited under the Tender Offer and not withdrawn at least the Minimum Number of AMS Shares, and CGI has issued to the Depository the Minimum Take-up Notice;

         (b) the Merger Agreement is in full force and effect and unamended since the date of execution thereof save for amendments:

                  (i) which do not have the effect of increasing the net value of the consideration to be paid under the Acquisition by CGI or any of its subsidiaries by more than 5% pursuant to the Merger Agreement; or

                  (ii) which do not have the effect of reducing the value of the consideration to be paid for the DIG Business by more than 5% or do not affect the time of closing of the sale of the DIG Business pursuant to the DIG Sale Agreement;

                  or amendments which have the effect set out in (i) or (ii) above but which have received the prior written approval of the Underwriters;

         (c) neither CGI nor CGI Virginia Corporation has waived a condition of closing under the Acquisition pertaining to the absence of a Material Adverse Effect (as defined in the Merger Agreement as at the date of execution thereof) without the prior written consent of the Underwriters; and

         (d) AMS and CACI International, Inc. have irrevocably agreed and are unconditionally obligated to complete the sale of the DIG Business pursuant to the DIG Sale Agreement at or prior to the delivery of the Minimum Take-up Notice to the Depository.

         Enclosed herewith is a copy of the Minimum Take-up Notice addressed to Computershare Trust Company of New York in its capacity as the Depository under the Tender Offer.

         The Company and the Underwriters irrevocably instruct the Escrow Agent, forthwith upon receipt of this notice by facsimile, to deliver the Escrowed Subscription Funds and Earned Interest in the following amounts to the following wire transfer accounts:

         as to $[-], to:       CGI Group Inc.

                               -  CGI Account Info

         as to $[-], to:       National Bank Financial Inc.

                               -  National Bank Financial Inc. Account
                                  Information

         as to $[-], to:       Credit Suisse First Boston Canada Inc.

                               -  National Bank Financial Inc. Account
                                  Information

         All capitalized terms undefined herein have the meanings given to them in the Agreement.

         DATED this___________________day of -, 2004.

                                     CGI GROUP INC.


                                     By:  ______________________________________
                                          Serge Godin, Chief Executive Officer



                                     By:  ______________________________________
                                          Andre Imbeau, Chief Financial Officer

The above confirmation and release and payment instructions are affirmed by the undersigned:

NATIONAL BANK FINANCIAL INC.                       CREDIT SUISSE FIRST BOSTON
                                                   CANADA INC.


By:__________________________________              By:__________________________
     Name:                                              Name:
     Title:                                             Title:

                                  SCHEDULE "B"
                                     TO THE
                         SUBSCRIPTION RECEIPT AGREEMENT
                                 CGI GROUP INC.
                                     FORM OF
                              SUBSCRIPTION RECEIPT
                                   CERTIFICATE

                                                             CUSIP NO. 39945C117

THIS IS TO CERTIFY THAT ______________________________ is the registered holder of_____________ Subscription Receipts issued by CGI Group Inc. ("CGI"). The Subscription Receipts are issued pursuant to, and are subject to the provisions of, a Subscription Receipt Agreement (the "SUBSCRIPTION RECEIPT AGREEMENT") dated March 19, 2004, between CGI, National Bank Financial Inc. and Credit Suisse First Boston Canada Inc. (such two being the "UNDERWRITERS") and Computershare Trust Company of Canada (the "ESCROW AGENT"). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Subscription Receipt Agreement.

This certificate evidences the agreements constituted by the Subscription Receipts between the holders thereof and CGI by which CGI is obligated to issue, and the holders are obligated to acquire, at the Effective Time, one Class A Share in the capital of CGI for each Subscription Receipt for no additional consideration on the basis provided in the Subscription Receipt Agreement.

The holder of the Subscription Receipts represented hereby should refer to the Subscription Receipt Agreement for a description of the terms and conditions upon which the Subscription Receipts are issued and are to be held. CGI will furnish to the holder of this Certificate, upon request, a copy of the Subscription Receipt Agreement.

Compliance with the securities laws of any jurisdiction is the responsibility of the holder of the Subscription Receipts or its transferee.

The holding of this Certificate shall not constitute the holder hereof a holder of Class A Shares or entitle such holder to any right or interest in respect thereof except as expressly provided herein and in the Subscription Receipt Agreement.

This Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by the Escrow Agent for the time being under the Subscription Receipt Agreement.

After the completion of the agreements constituted by the Subscription Receipts, this Certificate and all rights thereunder and hereunder shall be void and of no effect or value.

Time is of the essence hereof.

IN WITNESS WHEREOF this certificate has been executed on behalf of CGI Group Inc. as of the _________ day of ___________ , 2004.

Countersigned by:                                CGI GROUP INC.


                                                 By:____________________________

Certification:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:___________________________________

Name:_________________________________

Title:__________________________________

Dated:__________________, 2004

                                    (REVERSE)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------
                (Name and address of transferee)

---------------------------------------------------

                             Subscription Receipts registered in the name of the
undersigned on the books of CGI named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints the attorney of the undersigned to transfer
the said securities on the register of transfers and books of CGI with full power of substitution hereunder.

         DATED:

--------------------------------                 ------------------------------
   (Signature of Witness)                        (Signature of Securityholder)



NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever, and must be signature guaranteed by a Schedule I Chartered Bank, a major Canadian trust company or a member of a recognized Medallion Guarantee Program.

              Signature Guaranteed By:

                                  SCHEDULE "C"

                                FORM OF DIRECTION

TO: COMPUTERSHARE TRUST COMPANY OF CANADA (THE "ESCROW AGENT"), AS REGISTRAR AND TRANSFER AGENT FOR THE CLASS A SHARES OF CGI GROUP INC. ("CGI")

This Irrevocable Direction is provided pursuant to a Subscription Receipt Agreement (the "SUBSCRIPTION RECEIPT Agreement") dated March 19, 2004, between CGI, National Bank Financial Inc. and Credit Suisse First Boston Canada Inc. (such two being the "UNDERWRITERS") and Computershare Trust Company of Canada (the "ESCROW AGENT"). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Subscription Receipt Agreement.

The Escrow Agent is hereby irrevocably directed and authorized to issue and deliver on behalf of CGI certificates representing 41,340,625 Class A Shares to the persons to whom such Class A Shares are to be issued pursuant to the Exchange Right following the satisfaction of the Escrow Release Condition (which occurred on -, 2004), all as provided in Section 5.2 of the Subscription
Receipt Agreement. We hereby confirm that the issue of these Class A Shares has been duly authorized by all necessary corporate action and that such Class A Shares are to be issued as fully paid and non-assessable shares.

DATED the __________ day of __________________________, 2004.

                                                    CGI GROUP INC.

                                                     By: _______________________

                                  SCHEDULE "D"
                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT FOR SUBSCRIPTION RECEIPTS AND CLASS A SHARES

AND TO:  CGI GROUP INC.

The undersigned (a) acknowledges that the sale of the securities of CGI Group Inc.(the "COMPANY") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. SECURITIES ACT") and (b) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off' the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

                      (Date)                                (Name of Seller)

                                                             By:
                                                                 ---------------
                                                                     Name:
                                                                     Title: